UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2026

Date of Report (Date of earliest event reported)

TSS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Aviation Drive, Suite 100, Georgetown Texas 78628

(Address of principal executive offices and zip code)

  (512) 310-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	TSSI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 4, 2026, the Company held its annual meeting of stockholders. Two proposals were submitted to the stockholders of the Company for their approval, which proposals are described in detail in the Company’s proxy statement for the 2026 Annual Meeting filed with the Securities and Exchange Commission on April 23, 2026. The final results of voting for each matter submitted to a vote of the stockholders at the meeting were as follows:

1. The stockholders of the Company elected Class III directors to serve a three-year term expiring in 2029. The final results of voting regarding this proposal were as follows:

Name	For	Withheld	Broker Non-Votes
Peter Woodward	7,367,946	1,294,246	9,579,122
Vivek Mohindra	8,552,439	109,753	9,579,122

2. The stockholders of the Company voted to ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The final results of voting regarding this proposal were as follows:

For	Against	Abstain
18,165,551	39,358	36,405

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S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Daniel M. Chism
Daniel M. Chism
Chief Financial Officer

Date: June 4, 2026

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